UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 10, 2017

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Lane West

Hampton, NH 03842

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 10, 2017, the board of directors (the “Board”) of Planet Fitness, Inc. (the “Company”) increased its size from six to seven members and appointed Cammie Dunaway to fill the vacancy.

Ms. Dunaway is a private consultant who supports organizations with strategic initiatives to accelerate growth and innovation, and coaches leaders on how to achieve maximum results, impact and enjoyment. Ms. Dunaway previously served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and remains as an advisor to the company. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway has served as a member of the Board of Directors for Red Robin Gourmet Burgers, Inc. since 2014, serving as the Chair of the Nominating & Governance Committee, as well as a member of the Compensation Committee. She previously served as a member of the Board of Directors for Marketo, Inc. from 2015 to 2016, and for Brunswick Industries from 2006 to 2014.  Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway will serve as a Class I director, which class will stand for re-election at the 2019 annual meeting of stockholders.  Ms. Dunaway was also appointed to the Board’s Nominating and Corporate Governance Committee.

Ms. Dunaway will participate in the Company’s standard non-employee director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2017, which program was amended on July 27, 2017 to permit directors to elect to receive shares of Class A common stock in lieu of annual cash retainer payments.

On October 16, 2017, the Company issued a press release announcing the appointment of Ms. Dunaway to the Board.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name: Title:	Dorvin Lively President and Chief Financial Officer

Dated: October 16, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 16, 2017